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                                EXHIBIT 4.1





                          CERTIFICATE OF AMENDMENT

                                     OF

                        CERTIFICATE OF INCORPORATION

                                     OF

                       STANDARD BRANDS PAINT COMPANY


            Standard Brands Paint Company, a Delaware corporation, hereby certifies as follows:

            FIRST.  The Board of Directors of said corporation duly adopted a resolution setting forth and declaring advisable the amendment of Article

IV of the certificate of incorporation of said corporation to increase the total number of shares of Common Stock which the corporation shall have au-

thority to issue from 30,000,000 shares of Common Stock of the par value of

$0.01 per share to 100,000,000 shares of Common Stock of the par value of

$0.01 per share, to effect a one-for-ten reverse stock split, and to eliminate the prohibition on the issuance of non-voting equity stock, so that, as amended, said Article shall read as follows:

            "The Corporation is authorized to issue two classes of shares of stock to be designated, respectively, "Common Stock" and

      "Preferred Stock."  The total number of shares which the Corporation shall have authority to issue is one hundred five million

      (105,000,000) shares, consisting of one hundred million

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      (100,000,000) shares of common stock having $.01 par value per share

      ("Common Stock") and five million (5,000,000) shares of preferred stock having $.01 par value per share ("Preferred Stock").  Upon the amendment of this Article IV effected by this Amendment, each 10 outstanding shares of Common Stock will be converted into 1 share of

      Common Stock, provided that no fractional shares may be issued pursuant to such change.  The Corporation may, at its option, pay cash for any fractional shares or round such fractional shares up to the nearest whole number of shares.

            The shares of Preferred Stock may be issued from time to time in one or more series.  The Board of Directors is hereby authorized to fix by resolution or resolutions the voting rights, designations,

      powers, preferences and the relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof of any wholly unissued shares of Preferred

      Stock; and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series, but not below the number of shares thereof then outstanding."

            SECOND.  The foregoing amendment has been duly adopted by the favorable vote of the holders of a majority

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of the outstanding stock entitled to vote thereon in accordance with the provisions of Section 242 of the General Corporation Law of the State of

Delaware.

            IN WITNESS WHEREOF, Standard Brands Paint Company has caused this certificate to be signed by Howard Schwartz, its Senior Vice

President-Finance and Chief Financial Officer and Edward A. Drury, its

Corporate Secretary, on the 16th day of May, 1995.




                              By   \s\ EDWARD A. DRURY
                                   Edward A. Drury



                              By   \s\ HOWARD SCHWARTZ
                                    Howard Schwartz

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                                  RESTATED

                        CERTIFICATE OF INCORPORATION

                                     OF

                       STANDARD BRANDS PAINT COMPANY


            STANDARD BRANDS PAINT COMPANY, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

            1.  The name of the Corporation is STANDARD BRANDS PAINT

COMPANY.  STANDARD BRANDS PAINT COMPANY was originally incorporated under the name STANDARD BRANDS PAINT COMPANY (DELAWARE) and the original

Certificate of Incorporation of the Corporation was filed with the

Secretary of State of Delaware on June 5, 1987.

            2.  This Restated Certificate of Incorporation has been adopted pursuant to the authority of Section 303 of the General Corporation of the

State of Delaware.

            3.  Pursuant to Section 303 of the General Corporation Law of

the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of

Incorporation of this Corporation.

            4.  The text of the Certificate of Incorporation is hereby restated and amended to read in its entirety as follows:

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                                 ARTICLE I


            The name of the Corporation is STANDARD BRANDS PAINT COMPANY.


                                 ARTICLE II

            The address of the registered office of the Corporation in the

      State of Delaware is 1209 Orange Street, County of New Castle,

      Wilmington, Delaware 19801, and the name of its registered agent at that address is The Corporation Trust Company.


                                ARTICLE III

            The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General

      Corporation Law of the State of Delaware.


                                 ARTICLE IV

            The Corporation is authorized to issue two classes of shares of stock to be designated, respectively, "Common Stock" and "Preferred

      Stock."  The total number of shares which the Corporation shall have authority to issue is thirty-five million (35,000,000) shares,

      consisting of thirty million (30,000,000) shares of common stock having $.01 par value per share ("Common Stock") and five million

      (5,000,000) shares of preferred stock having $.01 par value per share

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      ("Preferred Stock").  The Corporation is prohibited from issuing non-

      voting equity stock.

            The shares of Preferred Stock may be issued from time to time in one or more series.  The Board of Directors is hereby authorized to fix by resolution or resolutions the voting rights, designations,

      powers, preferences and the relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof of any wholly unissued shares of Preferred

      Stock; and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series, but not below the number of shares thereof then outstanding.


                                 ARTICLE V

            In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make,

      repeal, alter, amend and rescind the Bylaws of the Corporation.


                                 ARTICLE VI

            A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of the director's fiduciary duty as a director, except for liability

      (i) for any breach of the director's duty of

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      loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General

      Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.


                                ARTICLE VII

            This Corporation shall indemnify its officers, directors,

      employees, and agents to the maximum extent permitted by the General

      Corporation Law of the State of Delaware, as now and hereinafter enacted (with any and all amendments thereto), including, but not limited to, the right to make indemnification contracts.


                                ARTICLE VIII

            The Corporation shall have perpetual existence.


            IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed under the seal of the Corporation this 14th day of June,

1993.



                              STANDARD BRANDS PAINT COMPANY,


                              By   \s\ STUART D. BUCHALTER
                                    Stuart D. Buchalter,
                                    Chairman of the Board

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[SEAL]

Attest:


   \s\ TERRIE ROGERS
   Terrie Rogers,
   Assistant Secretary